Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in the General Form for Registration of Securities of Small Business Issuers on Form 10-SB/A of our report dated August 25, 2000, on our audit of the balance sheet of Dyna-Cam Engine Corporation as of March 31, 2000, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended March 31, 2000.

                            /s/ WEBER & COMPANY,  P.C.
                            (successor entity to King, Weber & Associates, P.C.)

Scottsdale, Arizona
August 20, 2001